Exhibit 4-b


                       FACE OF FIXED RATE NOTE


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Southwestern Bell Capital Corporation or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.




REGISTERED              SOUTHWESTERN BELL           PRINCIPAL
                       CAPITAL CORPORATION          AMOUNT
NO. D-                                              CUSIP

                     MEDIUM-TERM NOTE, SERIES  D
        Due From  Nine Months To Thirty Years From Date of Issue

ISSUE PRICE:                     MATURITY DATE:

ORIGINAL ISSUE DATE:             TOTAL AMOUNT OF OID:

INTEREST RATE:                   YIELD TO MATURITY:

SPECIFIED CURRENCY:              INITIAL ACCRUAL PERIOD OID:

MINIMUM DENOMINATIONS:           INITIAL REDEMPTION DATE:
(Applicable only if Specified
Currency is
other than U.S. dollars)
                                 THE OPTIONAL REDEMPTION PRICE
                                 SHALL BE ___% OF THE PRINCIPAL
                                 AMOUNT OF THIS NOTE TO BE
                                 REDEEMED AND SHALL DECLINE AT
                                 EACH ONE YEAR ANNIVERSARY OF
                                 THE INITIAL REDEMPTION DATE BY
                                 ___% OF THE PRINCIPAL AMOUNT
                                 TO BE REDEEMED UNTIL THE
                                 OPTIONAL REDEMPTION PRICE IS
                                 100% OF SUCH PRINCIPAL AMOUNT.
ADDITIONAL TERMS:

     SOUTHWESTERN BELL CAPITAL CORPORATION, a Delaware corporation (herein called "Capital Corporation") for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of ____________________ on the Maturity Date specified above, and to pay interest on said principal sum, on ___________________________________ of each year and on the Maturity Date (each an "Interest Payment Date"), commencing on the next Interest Payment Date succeeding the Original Issue Date specified above, at the Interest Rate specified above from the Original Issue Date or the most recent date to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, until the principal hereof becomes due and payable, and on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest at the Interest Rate. The interest so payable will be paid to the person in whose name this Note is registered on the close of business on the __________________
         ________, (whether or not a Business Day (as defined below)) (each, a "Record Date") next preceding such _________________________________, unless the Original Issue
     Date occurs between __________________________, and the next succeeding Interest Payment Date, in which case to the Person in whose name the Note shall have been registered on the Original Issue Date such interest will be paid on the Interest Payment Date following the next succeeding regular Record Date; provided, however, principal, premium, if any, and interest payable on the Maturity Date or the date fixed for redemption, as the case may be, will be payable to the Person in whose name this Note is registered on the Maturity Date or the date fixed for redemption, as the case may be.

     Payment of the principal of, premium, if any, and interest on this Note due at the Maturity Date or upon redemption will be made at the Maturity Date or upon redemption, as the case may be, upon presentation of this Note, in immediately available funds, at the office or agency of Capital Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in the Specified Currency. Payment of interest on this Note due on any other Interest Payment Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Interest (other than interest payable at maturity and upon redemption) on Notes in global form will be paid by wire transfer to The Depository Trust Company or its nominee in accordance with the Medium-Term Notes, Series D, Administrative Procedures. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law to close.

     All payments in respect of this Note will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, Capital Corporation or its agent will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written request to Capital Corporation's paying agent (the "Paying Agent") in The City of New York, which must be received by the Paying Agent on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such election will remain in effect unless and until changed by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Until the Notes are paid or payment therefor is provided for, Capital Corporation will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. If Capital Corporation determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond Capital Corporation's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder thereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, until Capital Corporation determines that the Specified Currency is again available for making such payments.

     In the event of an official redenomination of the Specified Currency shown above, the obligations of Capital Corporation with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event, however, shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

     IN WITNESS WHEREOF, SOUTHWESTERN BELL CAPITAL CORPORATION has caused this instrument to be signed in its name by the facsimile signatures of its President and its Vice President and Treasurer and has caused a facsimile of its corporate seal to be imprinted hereon.

     DATED:              SOUTHWESTERN BELL CAPITAL CORPORATION

                         BY:____________________________
                              President


                         BY:____________________________
                              Vice President and Treasurer



     [SEAL]











     Trustee's Certificate of Authentication
     This is one of the Medium-Term Notes of
     the series designated herein referred to in the within-mentioned Indenture.

     THE BANK OF NEW YORK,
     as Trustee

     BY:_________________________
          Authorized Signature

     AGENCY FOR TRANSFER, EXCHANGE AND PAYMENT:
                               THE BANK OF NEW YORK




                       REVERSE OF FIXED RATE NOTE

                 SOUTHWESTERN BELL CAPITAL CORPORATION
                       MEDIUM-TERM NOTE, SERIES D


     This Note is one of a duly authorized issue of notes of Capital Corporation (the "Securities") of the series specified on the face hereof (hereinafter called the "Notes") limited in aggregate principal amount to U.S. $1,000,000,000 (or the equivalent thereof in one or more currencies or currency units), issued or to be issued under and pursuant to an indenture dated as of February 1, 1987, and supplemented by a First Supplemental Indenture dated as of October 1, 1990 among Capital Corporation, Southwestern Bell Corporation ("SBC") and The Bank of New York, as Trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which indenture and First Supplemental Indenture and all indentures supplemental thereto (collectively, the "Indenture") reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, Capital Corporation, SBC and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture.

     The authorize denominations of Notes denominated in U.S. dollars will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in currency or currency unit (the "Specified Currency") other than U.S. dollars will be set forth on the respective faces thereof.

     If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by Capital Corporation (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency that would otherwise be payable on such payment date in respect of all Securities denominated in such Specified Currency. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable as provided below.

     If the Specified Currency is other than U.S. dollars and the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond Capital Corporation's control, Capital Corporation will be entitled to made payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to the applicable payment date. In the event such Market Exchange Rate is not then available, Capital Corporation will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate date for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency).

     All currency exchange costs will be borne by Capital
     Corporation unless the Holder of this Note has made an election to receive all payments in a Specified Currency other than U.S. dollars. In that case, the Holder of this Note shall bear its pro-rata portion of currency exchange costs, if any, with all other electing Holders by deductions from payments otherwise due.

     References herein to "U.S. dollars" or to "U.S.$" are to the currency of the United States of America.

     Holders of Notes and the Trustee are entitled to the benefits of the Support Agreement dated as of November 10, 1986 (the "Support Agreement") between Capital Corporation and SBC, in which SBC has agreed to ensure the timely payment of principal, premium, if any, and interest owed on certain obligations of Capital Corporation, including the Notes; however, no Holders of Notes or the Trustee will have recourse to or against the stock or assets of Southwestern Bell Telephone Company (the "Telephone Company") or any interest of Capital Corporation or SBC in the Telephone Company.

     This Note may be redeemed prior to its Maturity Date at the option of Capital Corporation on and after the Initial Redemption Date specified on the face hereof, as a whole or, unless otherwise specified on the face hereof, in part, at an Optional Redemption Price determined as specified on the face hereof, together with accrued interest to the date fixed for redemption; provided, however, that if no Initial Redemption Date is so specified, then this Note may not be redeemed prior to its Maturity Date; provided, further, that installments of interest on this Note whose stated maturity is on or prior to any such date fixed for redemption will be payable to the Holder of this Note of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. Notice of redemption, if applicable, will be given by mail to Holders of Notes not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

     In case an Event of Default, as defined in the Indenture, with respect to the Notes, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     If this Note is an OID Note, the amount payable in the event of redemption or acceleration of the Maturity Date, in lieu of the principal amount due at the stated Maturity Date hereof, shall be the Amortized Face Amount of this Note as of the Redemption Date or the date of such acceleration. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus
     (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its stated principal amount.

     The Indenture contains provisions permitting Capital Corporation, SBC and the Trustee with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by Capital Corporation or SBC with any provisions of the Indenture, any supplemental indenture or the Securities of any such series except a default in the payment of the principal of or interest on any Security. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not a notation of such waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the respective obligations of Capital Corporation or SBC, which are absolute and unconditional, to pay the principal of and interest on this Note (in the case of Capital Corporation) or make payments in respect thereof under the Support Agreement (in the case of SBC), at the times, place and rate, and in the coin or currency, herein prescribed.

     The Notes are issued in registered form without coupons.

     When Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations and like tenor, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. Capital Corporation will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Ownership of Notes shall be proved by the register for the Notes kept by the Registrar. Capital Corporation, SBC, the Trustee and any agent of Capital Corporation may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

     No director, officer, employee or stockholder, as such, of Capital Corporation or SBC shall have any liability for any obligations of Capital Corporation or SBC under this Note, the Indenture or the Support Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Note shall be governed by and construed in accordance with the law of the State of New York.
     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE




     Please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney
     to transfer said Note on the books of Capital Corporation, with full power of substitution in the premises.

     Date:

                        Signature:
                                                        NOTICE:  The
                 signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.